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                                                                    Exhibit 4(b)

                            FIXED ACCOUNT ENDORSEMENT

      ENDORSEMENT
       SECTION 1.                            GENERAL INFORMATION

1.1 WHAT IS OUR               Our agreement with you includes this endorsement
    AGREEMENT WITH YOU?       as a part of the contract to which it is attached.
                              The provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement provision will apply. The issue date for this endorsement is the same issue date as the contract to which it is attached.

                              We promise to provide the investment option described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2 WHAT IS THE BENEFIT       This endorsement provides a choice of investment
    PROVIDED BY THIS          options under the fixed account. These investment
    ENDORSEMENT?              options are in addition to the investment options
                              available under the variable account provided by the contract to which this endorsement is attached.

      ENDORSEMENT
       SECTION 2.                                DEFINITIONS

2.1 WHAT ARE THE MOST         FIXED ACCOUNT - an account under the contract
    COMMONLY USED TERMS AND   funded by our general account providing a choice
    WHAT DO THEY MEAN?        of fixed periods. It is not part of nor dependent
                              upon the investment performance of the variable account.

                              FIXED AMOUNT - any portion of fixed contract value allocated to a particular fixed period with a particular expiration date (including interest thereon).

                              FIXED CONTRACT VALUE - the value of the contract in the fixed account.

                              FIXED PERIOD - an investment option under the fixed account with a specific number of years for which we agree to credit a particular effective annual interest rate.

      ENDORSEMENT
       SECTION 3.                             PURCHASE PAYMENTS

3.1 CAN NET PURCHASE          This endorsement allows you to allocate net
    PAYMENTS BE               purchase payments to any available fixed period of
    ALLOCATED TO THE FIXED    the fixed account. Net purchase payments allocated
    ACCOUNT?                  to a fixed period of the fixed account become part
                              of the fixed contract value and earn interest at the rate(s) declared for the fixed period(s) selected.

                              The minimum net purchase payment allocated to a fixed period is $1,000. If you request an allocation of less than $1,000 to a fixed period, that portion of the net purchase payment intended for the fixed period will automatically be allocated to the money market subaccount of the variable account (described in Section 6 of your contract).

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      ENDORSEMENT
       SECTION 4.                               FIXED ACCOUNT

4.1 WHAT IS THE FIXED         The fixed account is an option that is supported
    ACCOUNT?                  by assets in our general account. The fixed
                              account does not depend on the investment performance of the variable account. Subject to applicable law, we have sole discretion over the investment of assets supporting the fixed account.

4.2 WHAT ARE THE FIXED        The fixed periods as of the contract issue date
    PERIODS?                  are shown on the data page. A fixed period will
                              begin on the date the net purchase payment or transfer amount is applied and will end when the number of years in the fixed period selected has elapsed. The last day of a fixed period is the expiration date. As a result of any additional purchase payments or transfer of any portion of your fixed contract value, fixed amounts allocated to fixed periods of the same duration may have different expiration dates.

4.3 WHAT HAPPENS WHEN         DCA FIXED PERIOD. A minimum amount is required to
    A FIXED PERIOD ENDS?      be transferred monthly from a DCA fixed period to
                              deplete the fixed amount by the expiration date.
                              The minimum transfer amount is the monthly sum required to fully amortize the fixed amount as of the expiration date.

                              ALL OTHER FIXED PERIODS. We will notify you of the expiration date for the fixed amount. You may exercise one of the following options by written request at any time during the 30-day time period prior to the expiration date:

                                    a.)  You may transfer the fixed amount to
                                         any available fixed period at the
                                         current guaranteed interest rate for
                                         that period. You may only choose fixed
                                         periods other than a DCA fixed period.
                                         The fixed period selected cannot extend
                                         past the payout date.

                                    b.)  You may transfer the fixed amount to
                                         any available subaccount.

                                    c.)  If there is less than 1 year to the
                                         payout date, you may continue to
                                         accumulate interest on the fixed amount
                                         at the current guaranteed interest rate
                                         available for the 1 year fixed period.
                                         If the 1 year fixed period is not
                                         available, interest will accumulate at
                                         the rate that we declare for that
                                         purpose. The declared rate is
                                         guaranteed not to be less that the
                                         fixed account minimum guaranteed rate
                                         described in Endorsement Section 6.3.

                                    d.)  If we are not notified during the
                                         30-day time period prior to the
                                         expiration date, a new fixed period
                                         will begin automatically on the day
                                         following the expiration date. The new
                                         fixed period will be the same duration
                                         as the previous fixed period. If a new
                                         fixed period of the same duration is
                                         not available, it will automatically be
                                         the next closest duration that is
                                         available.

      ENDORSEMENT
       SECTION 5.                            TRANSFER PRIVILEGE

5.1 CAN YOU TRANSFER          Your variable contract value may be transferred to
    VALUES TO AND FROM        any available fixed period other than a DCA fixed
    FIXED PERIODS?            period at any time.

                              Transfers from any fixed period other than a DCA fixed period will be allowed only during the 30-day period prior to the expiration date of that fixed period.

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                              Transfers to or from a fixed period are subject to
                              all of the following:

                                    a.)  the transfer request must be by written
                                         request;

                                    b.)  the transfer request must be received
                                         in our home office prior to the payout
                                         date;

                                    c.)  the transfer is to any fixed period
                                         other than the DCA fixed period;

                                    d.)  the amount transferred to a fixed
                                         period must be at least $1,000, or it
                                         will be transferred automatically to
                                         the money market subaccount of the
                                         variable account (described in Section
                                         6 of your contract);

                                    e.)  the fixed period selected to transfer
                                         to cannot extend beyond the payout
                                         date;

                                    f.)  the deduction of any transfer fees that
                                         we may impose.

                              Monthly transfers from a DCA fixed period are required to deplete the fixed amount by the expiration date. Transfers from a DCA fixed period are also subject to the following:

                                    a.)  monthly transfers will be made
                                         automatically to the subaccount(s) you
                                         have designated;

                                    b.)  if no subaccounts have been designated,
                                         the minimum transfer amount will be
                                         automatically transferred to the Money
                                         Market subaccount;

                                    c.)  the minimum transfer amount is the
                                         monthly sum required to fully amortize
                                         the fixed amount as of the expiration
                                         date;

                                    d.)  the initial monthly transfer must occur
                                         within one month of the purchase
                                         payment allocation to the DCA fixed
                                         period and will occur on the transfer
                                         day you have designated;

                                    e.)  if an initial transfer day is not
                                         designated, the initial transfer will
                                         be made one (1) month after allocation
                                         of the purchase payment to the DCA
                                         fixed period;

                                    f.)  subsequent monthly transfers will occur
                                         automatically on the same monthly day
                                         as the initial monthly transfer day and
                                         will continue until the fixed amount is
                                         depleted;

                                    g.)  if a transfer day falls on a weekend or
                                         holiday, the transfer will be made on
                                         the following valuation day; and

                                    h.)  transfers from a DCA fixed period are
                                         not subject to any transfer fees that
                                         we may impose.

      ENDORSEMENT
       SECTION 6.                          FIXED CONTRACT VALUE

6.1 HOW IS YOUR FIXED         Your fixed contract value at any time is the sum
    CONTRACT VALUE            of all fixed amounts. Each fixed amount is equal
    DETERMINED?               to:

                                    a.)  the amount initially allocated or
                                         transferred to a fixed period with a
                                         specified expiration date; plus the
                                         interest subsequently earned;

                                    b.)  less any prior partial withdrawal or
                                         amount borrowed (if loans are allowed
                                         under the contract to which this
                                         endorsement is attached);

                                    c.)  less the pro-rata portion of the annual
                                         contract fee described in the contract
                                         to which this endorsement is attached;

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                                    d.)  less the pro-rata portion of any
                                         applicable fees or charges provided for
                                         by rider or endorsement; and

                                    e.)  less any amounts transferred to any
                                         subaccount or fixed period.

6.2 WHAT INTEREST WILL BE     The fixed period selected will determine the
    CREDITED TO A FIXED       current guaranteed interest rate for that fixed
    AMOUNT?                   amount. The current guaranteed interest rate for
                              each of the available fixed periods as of the contract issue date is shown on the data page. We will periodically establish an applicable guaranteed interest rate for each fixed period make available. Once an interest rate is declared for a fixed amount, it is guaranteed for the duration of the fixed period. The guaranteed effective annual interest rate that is declared for each of the available fixed periods will meet or exceed the fixed account minimum guaranteed interest rate in effect at the time the interest rate is declared.

6.3 WHAT IS THE FIXED         The fixed account minimum guaranteed interest rate
    ACCOUNT MINIMUM           as of your contract issue date is shown on the
    GUARANTEED INTEREST       data page. The fixed account minimum guaranteed
    RATE?                     interest rate will be recalculated each calendar
                              quarter (on each January 1, April 1, July 1, and
                              October 1). It will apply to new fixed amounts from purchase payments and transfers and will never be less than the lesser of:

                                    a.)  3%; or

                                    b.)  the interest rate determined as
                                         follows:

                                        1.)    the average of the three
                                               applicable monthly five-year
                                               Constant Maturity Treasury (CMT)
                                               rates reported by the Federal
                                               Reserve (described below), and
                                               rounded to the nearest 0.05%;

                                        2.)    minus 1.25%; and

                                        3.)    subject to a minimum interest
                                               rate of 1.00%.

                              The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

                                    a.)  the prior September, October, and
                                         November monthly five-year CMT rates
                                         will be used to determine the first
                                         quarter interest rate that is effective
                                         each January 1;

                                    b.)  the prior December, January, and
                                         February monthly five-year CMT rates
                                         will be used to determine the second
                                         quarter interest rate that is effective
                                         each April 1;

                                    c.)  the prior March, April, and May monthly
                                         five-year CMT rates will be used to
                                         determine the third quarter interest
                                         rate that is effective each July 1; and

                                    d.)  the prior June, July, and August
                                         monthly five-year CMT rates will be
                                         used to determine the fourth quarter
                                         interest rate that is effective each
                                         October 1.

      ENDORSEMENT
       SECTION 7.                           MARKET VALUE ADJUSTMENT

7.1 WHEN WILL A MARKET        A market value adjustment will be imposed on any
    VALUE ADJUSTMENT BE       fixed amounts attributable to a fixed period of 3
    IMPOSED?                  years or greater that are withdrawn at any time
                              other than the 30-day period prior to the expiration date of the fixed period, including:

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                                    a.)  partial withdrawals;

                                    b.)  full surrender;

                                    c.)  amounts borrowed (if loans are allowed
                                         under the contract to which this
                                         endorsement is attached); and

                                    d.)  fixed amounts applied to the income
                                         payout options titled "Interest Option
                                         (Fixed Income Payment)" or "Installment
                                         Option (Variable Income Payment)", in
                                         Section 14.2 of your contract, if
                                         available in your state.

                              Each fixed amount will be treated separately for purposes of determining any market value adjustment.

                              A market value adjustment will not be applied at any time to a fixed amount allocated to a DCA fixed period or any fixed period less than 3 years. No market value adjustment will be imposed on any fixed amount withdrawn in the following situations:

                                    a.)  calculation of the death benefit upon
                                         death of the annuitant;

                                    b.)  amounts withdrawn to pay fees or
                                         charges related to your contract; or

                                    c.)  amounts withdrawn during the 30-day
                                         period prior to the expiration date of
                                         the fixed period.

7.2 HOW IS A MARKET           The amount of the market value adjustment will be
    VALUE ADJUSTMENT          calculated by multiplying the amount being
    CALCULATED?               withdrawn from the fixed amount (before deduction
                              of any applicable surrender charge) by the following factor:

                              0.70 x (I - J) x N/12

                              where:

                              I = the guaranteed interest rate being offered for new fixed periods equal in duration to the period related to the fixed amount being withdrawn. If the applicable fixed period is no longer offered, "I" will be the rate determined by linear interpolation of the guaranteed interest rates for the fixed periods that are available. If the fixed periods needed to perform the linear interpolation are not available, "I" will be the rate payable on the Treasury Constant Maturity Series published by the Federal Reserve for a security with time to maturity equal to the applicable fixed period. Linear interpolation will be used if this period of time to maturity is not quoted. The interest rate being credited to a DCA fixed period will not be used as a factor in any market value adjustment calculation.

                              J = the interest rate being credited to the fixed amount being withdrawn.

                              N = the number of complete months remaining to the end of the fixed period.

7.3 IS THERE A LIMIT TO       In no event will:
    THE MARKET VALUE
    ADJUSTMENT?                     a.)  the market value adjustment exceed an
                                         amount equal to the total interest
                                         earned (for all fixed amounts) that is
                                         in excess of the effective annual
                                         rate(s) based on the fixed account
                                         minimum guaranteed interest rate in
                                         effect for each fixed amount as
                                         described in Endorsement Section 6;.

                                    b.)  the sum of any surrender charges and
                                         market value adjustment for a fixed
                                         amount be greater than 10% of the
                                         amount withdrawn; or

                                    c.)  the market value adjustment reduce the
                                         amounts withdrawn or transferred below
                                         the amount required under the
                                         nonforfeiture laws of the state with
                                         jurisdiction over the contract.
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                                        The total amount withdrawn or
                                        surrendered could be less than the total purchase payment(s) because of the cumulative effect of the market value adjustment and surrender charge.

         ENDORSEMENT
          SECTION 8.                                 WITHDRAWALS

8.1 HOW WILL A MARKET VALUE             In general, the market value adjustment
    ADJUSTMENT AFFECT PARTIAL           will have the effect of reducing the
    WITHDRAWALS AND THE SURRENDER       amount available for withdrawal when
    VALUE OF THE CONTRACT?              interest rates rise (where "I" is
                                        greater than "J", in the formula for the market value adjustment). Alternatively, the market value adjustment will have the effect of increasing the amount for withdrawal when interest rates fall
                                        (where "J" is greater than "I" in the
                                        formula for the market value
                                        adjustment). The exact amount of the
                                        market value adjustment is determined
                                        using the formula shown in Endorsement
                                        Section 7.2.

                                        Any applicable market value adjustment
                                        will affect the amount available for
                                        withdrawal from a fixed amount. We will
                                        pay you the amount you request in
                                        connection with a partial withdrawal
                                        from the fixed account by reducing the
                                        appropriate fixed amount(s).

                                        If, at the time a partial withdrawal is
                                        requested from a fixed amount, the fixed amount would be insufficient to permit the deduction of a market value adjustment, then we will not permit the partial withdrawal.

                                        Any applicable market value adjustment
                                        is subtracted upon full surrender of the contract, as described in the contract to which this endorsement is attached. Your surrender value will not be less than the amount required by state law.

8.2 DOES A SURRENDER CHARGE             The surrender charge provision described
    APPLY TO FIXED AMOUNTS WITHDRAWN?   in the contract to which this
                                        endorsement is attached includes fixed
                                        amounts withdrawn from your contract.
                                        See Section 9 of your contract.

          ENDORSEMENT
           SECTION 9.                              RESTRICTIONS

9.1 ARE THERE ANY                       We reserve the right to restrict
    RESTRICTIONS ON PURCHASE            purchase payments and transfers to the
    PAYMENTS AND TRANSFERS TO THE       fixed account if:
    FIXED ACCOUNT?

                                        a.) the guaranteed effective annual
                                            interest rate for the fixed
                                            period(s) selected is equal to the
                                            Fixed Account Minimum Guaranteed
                                            Interest Rate described in
                                            Endorsement Section 6; and

                                        b.) the yield on investment does not
                                            support the statutory minimum
                                            interest rate for the fixed
                                            period(s) selected; or

                                        c.) your fixed account value exceeds our
                                            published maximum fixed account
                                            value as described in the current
                                            prospectus or other disclosure
                                            statement.

                                        This restriction, if imposed, will be
                                        exercised in a non-discriminatory
                                        manner. We will give you at least 30
                                        days advance written notice before
                                        exercising our right to restrict
                                        purchase payments and transfers to the
                                        fixed account and will notify you when
                                        we lift this restriction (in whole or in part).

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9.2 ARE THERE ANY                       Generally, the amount of any partial
    RESTRICTIONS ON PAYMENT OF          withdrawal or full surrender will be
    PROCEEDS FROM THE FIXED ACCOUNT?    paid to you within seven (7) days after
                                        we receive your written request. Death
                                        benefit proceeds are payable upon
                                        receipt of due proof of death in our
                                        home office.

                                        Subject to obtaining prior written
                                        approval by the commissioner if required by state law, we reserve the right to postpone payment of any partial withdrawal or full surrender from any fixed account investment option for up to six (6) months from the date we receive your written request or for up to two (2) months from the date we receive due proof of death. In the event payment is postponed, we will pay interest on the proceeds if required by state law. Interest will be calculated at the effective annual rate and for the time period required under state law.

CUNA Mutual Life Insurance Company
     A Mutual Insurance Company

/s/ Michael B. Kitchen
----------------------
       President